Exhibit 10.6
Form 10-KSB, 2001
Viral Genetics, Inc.
File No. 000-26875

                        BURLINGTON CAPITAL MARKETS, INC.
                           40 Wall Street - 59th Floor
                            New York, New York 10005
                        212-402-6000 Fax 212-402-5030



                                                      November 1, 2001


Viral Genetic, Inc.
905 Mission Avenue
South Pasadena, CA  91030
Attn:  Mr. Haig Keledjian, Chairman and CEO


      Re:   Investment Banking Engagement


Dear Mr. Keledjian:

     Viral Genetics, Inc. (the "Company") and Burlington Capital Markets, Inc. ("Burlington)" have been discussing the possibility of Burlington assisting, and adding value to the Company by providing services, strategic relationships and assistance in connection with future financing for the Company. This letter agreement ("Agreement") will confirm the terms and conditions under which Burlington will provide investment banking and business and strategic consulting services to the Company, and assist in meeting the Company's subsequent financing needs, as follows:


                       I. ISSUANCE OF SHARES AND WARRANTS

      1.01. Sale and Purchase of Shares; Grant of Warrants;

     (a) The Company irrevocably agrees to assign, transfer and deliver to Burlington and or its assignees, and Burlington agrees to purchase, an aggregate of 500,000 shares (the "Shares") of the Company's common stock (the "Common Stock"), at a cash purchase price of $0.01 per share or a total purchase price (the "Purchase Price") of $5,000.00 upon execution of the Agreement. The Shares will consist of legended certificates representing "restricted stock" as defined under Rule 144 of the Securities and Exchange Commission ("SEC").

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     (b) On April 1, 2001 the Company irrevocably agrees to assign, transfer and deliver to Burlington and or its assignees, and Burlington agrees to purchase, an aggregate of 500,000 Shares of Common Stock, at a cash purchase price of $.01 per share or a total Purchase Price of $5,000.00 upon execution of the Agreement. The Shares will consist of legended certificates representing "restricted stock" as defined under Rule 144 of the Securities and Exchange Commission ("SEC").

     (c) The earlier of (i) the one (1) year anniversary of this Agreement, as determined by the date executed thereon; or (ii) the Company is successful in structuring and marketing the proposed private placement, in an aggregate amount no less than $10.0 million, the Company irrevocably agrees to assign, transfer and deliver to Burlington and or its assignees, and Burlington agrees to purchase, an aggregate of 200,000 Shares of Common Stock, at a cash purchase price of $.01 per share or a total Purchase Price of $2,000.00 upon execution of the Agreement.

     (d) The Company hereby irrevocably agrees to assign and transfer to Burlington, and or its assignees or to cause the Company to grant and issue to Burlington, the following warrants ("Warrants") to purchase shares of Common
Stock: (i) Warrants to purchase 100,000 shares of Common stock at an exercise price of $2.00 per share, exercisable at any time after 30 days of the date hereof; (ii) Warrants to purchase 200,000 shares at an exercise price of $4.00 per share, exercisable any time after 60 days of the date hereof; and (iii) Warrants to purchase 300,000 shares at an exercise price of $6.00 per share, exercisable any time after 90 days of the date hereof. The Warrants (x) in (i) and (ii) will be exercisable in whole or in part during a term of one year from date on which they can first be exercised and the Warrants (x) in (iii) will be exercisable in whole or in part during a term of five years from date on which they can first be exercised, (y) will include registration rights (as set forth below), (z) will contain a cashless exercise provision, (iv) will have limited transferability to designees of Burlington, (v) will contain standard anti-dilution and price protection provisions, and (vi) will otherwise be acceptable in form and substance to the parties and their respective counsel.

     1.02. Form Payment. Payment of the Purchase Price shall be made by check drawn on or wire transfer from a commercial bank to the order of the Company, concurrently with the delivery of the Shares.


         II. ENGAGEMENT OF INVESTMENT BANKING SERVICES; COMPENSATION

     2.01 Engagement of Burlington; Term. The Company hereby engages Burlington to provide the Company with investment banking and financial consulting and strategic planning services, in connection with the Company, for a term which will terminate on the second anniversary of the signing of this Agreement (the "Term").

     2.02 Burlington Services. On the terms and conditions set forth in this Agreement, Burlington will provide the following services:

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     (a) Burlington will review the Company's structure, operations,  marketing, capitalization and development and strategic goals, and will assist in revising the Company's business plan and in the completion of an updated Company business summary suitable for presentation to institutional and overseas investors.

     (b) Burlington will provide general technical and business consulting with regard to strategic relationships and entertainment industry based affiliations for the Company.

     (c)  Burlington  will  review  the  Company's   financial   statements  and
projections and will advise the Company on developing a credible financial plan to present to the investment community.

     (d) Burlington will advise on strengthening and expanding the Company's management team.

     (e) Burlington will advise on additional steps to be taken to increase the potential valuation of the Company by future institutional investors.

     (f) Burlington will advise on additional steps to be taken to increase the potential valuation of the Company by future institutional investors.

     (g) Burlington will advise on structuring and marketing a proposed private placement, on a best efforts basis, in an aggregate amount no less than $4.0 million and no more than $12.5 million.

     (h) Burlington will advise on steps to be taken to prepare the Company for a future second public offering, and will assist the Company in screening and selecting an appropriate underwriter of such offering and in negotiating the terms of such offering.

     (i) Burlington will assist in identifying and developing potential merger and acquisition transactions for the Company, in accordance with the provisions of Section 3.03.

     (j) Burlington will assist the Company, on a best efforts basis and subject to the Company meeting the requirements and qualifications of either the American Stock Exchange and/or NASDAQ, in becoming a listed and traded company on either the National Market System of the NASDAQ or American Stock Exchange.


                         III. COMPENSATION AND EXPENSES

     3.01 Compensation. The Company will pay Burlington and or its assignees a monthly fee of $15,000.00 upon execution of the Agreement and payable in advance on the first business day of each month, during the first twenty-four (24) months of the Term. On the one (1) year anniversary of this Agreement the Company and Burlington will review the monthly compensation as to its appropriateness, at which time and by mutual agreement the Company and Burlington may reduce, increase or keep in effect the amount of the monthly fee.

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Burlington  will not seek  additional  compensation  for its services under this
Agreement except as expressly otherwise provided herein.

     3.02. Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company agrees to reimburse Burlington for all reasonable out-of-pocket expenses incurred in connection with the services being performed under this Agreement and as agreed by the Company. Burlington may bill the Company on a monthly basis for such disbursements, which shall be reimbursed promptly upon receipt of invoices therefore. Such expense reimbursement shall include, but shall not be limited to, travel (business class unless otherwise agreed), hotel, international and long distance communication costs, courier and messenger services, printing and commercial reproduction costs, and the reimbursement of counsel fees and disbursements incurred by Burlington and related to Burlington's performance of its obligations under this Agreement, provided that such counsel fees shall be reasonable in amount and shall be reflected in invoices from such counsel to Burlington, copies of which shall be delivered to the Company. All expenses in excess of $500.00 shall be approved in advance by the Company.

     3.03 Extraordinary Merger and Acquisition Services. If, during the Term of this Agreement, the Company considers any merger or acquisition transaction, and the Company requests that Burlington represent the Company in negotiating and consummating such merger or acquisition, Burlington will act as the representative of the Company in connection with such transaction, and will so assist the Company. In such event, Burlington will be entitled to contingent compensation for such extraordinary services, to be equal to one percent (1%) in year 1, two percent (2%) in year 2 and five percent (5%) thereafter to year 5 payable in kind with respect to any such merger or acquisition transaction actually entered into by the Company.


                       IV. REPRESENTATIONS AND WARRANTIES

     4.01 Representations and Warranties. The Company hereby represents and warrants, knowing that Burlington is relying thereon, that:

     (a) The Company was incorporated in the State of California and is duly organized, validly existing and in good standing in such state. The Company is qualified to do business as a foreign corporation in each state in which its business requires it to be so qualified.

     (b) The Company is a reporting company registered under Section 12 of the Securities Exchange Act of 1934 and current in its reporting with the SEC and all local, state and Federal agencies.

     (c) The information concerning the Company and its business, as furnished and to be furnished to Burlington, will be complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not materially misleading in light of the circumstances under which such statements are made. The Company will notify Burlington promptly concerning any statement which is not accurate or which is or has become incomplete or misleading in any material respect.

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     (d) This  Agreement has been duly and validly  authorized  and executed and delivered by and on behalf of the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms.

     (e) The Company possesses, and owns or has exclusive license rights to, all intellectual property rights necessary to enable it to develop and conduct its business as contemplated under its business plan and as represented to Burlington. To the Company's knowledge, the Company's use of such intellectual property rights does not and will not infringe on the rights of any third party.

     (f) The Shares are duly and validly issued, fully paid and non-assessable, and the Company has full right and power to sell, assign and deliver such Shares to Burlington, free and clear of all liens, claims and encumbrances. The
Warrants, when issued and delivered to Burlington, will have been duly and validly issued and are non-cancelable and binding obligations of the Company, exercisable in accordance with their terms. The Company will have reserved, upon the issuance of the Warrants, a sufficient number of authorized shares of Common Stock to enable the Warrants to be exercised in accordance with their terms.

     4.02 Burlington Representations and Warranties. Burlington hereby represents and warrants, knowing that the Company is relying thereon, that Burlington (i) is a broker-dealer duly registered with the Securities and Exchange Commission and various state securities agencies, and (ii) is a member firm of the National Association of Securities Dealers, Inc. in good standing.

                           V. ADDITIONAL UNDERTAKINGS

     5.01 Access to Information and Documentation; Confidentiality. The Company will make its personnel, services, film and video library and any and product documentation available for technical and product inspection, evaluation, and due diligence by Burlington. In addition, the Company will cause the Company's directors, officers and professional advisers to furnish information and copies of documents to and to otherwise cooperate with, counsel for Burlington in connection with Burlington's due diligence activities. The Company agrees to furnish Burlington will all information and date concerning the Company, which Burlington deems reasonably necessary to the performance of its functions.
Except as otherwise agreed to by the Company, or required by law, all information concerning the Company which is not publicly available will be kept strictly confidential by Burlington.

     5.02 Registration Rights. The Company agrees to enter into a registration rights agreement with Burlington satisfactory to Burlington, under which Burlington and its assignees will have piggyback registration rights for any of the Shares, which constitute restricted securities, and for all shares purchasable through the exercise of the Warrants. Such registration rights agreement shall contain provisions customarily included in investment banking transactions and shall also provide that, if the Company does not file a registration statement for a second public offering within 60 days after the

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execution of this Agreement,  the  registration  rights granted shall include at least one full demand registration right at the Company's expense and one such demand right at Burlington's expense.

                           VI RENEWALS AND TERMINATION

     6.01 Extension and Renewal. The Term may be extended or renewed by the mutual written agreement of the parties.

     6.02 Termination. Either party may terminate this Agreement for cause upon not less than 15 days notice in the event of a material breach of this Agreement by the other party, which breach is not cured within 30 days after the giving of notice to the breaching party specifying the circumstances of such breach.

     6.03 Consequences of Termination. In the event of any termination or expiration of this Agreement, whether or not for cause, and regardless of circumstances or asserted fault or lack thereof, Burlington will be deemed to have fully earned the compensation represented by the sale and issuance to it of the Shares and Warrants, and no Shares or Warrants will be returned or re-sold to the Company.

                              VII. INDEMNIFICATION

     7.01 Indemnification. Because Burlington will be acting on behalf of the Company in a variety of matters as set forth in this Agreement, the parties have agreed that Burlington will be entitled to indemnification under the terms of the separate letter indemnification agreement attached hereto as Exhibit A.


                               VIII. MISCELLANEOUS

     8.01 Governing Law and Disputes. This Agreement shall be governed by the laws of the State of New York, without regard to choice of law provisions, except with respect to any matter governed by applicable federal securities laws. The parties agree that any dispute under this Agreement will be resolved in a federal or state court located in the County, City and State of New York, and will submit to the jurisdiction of such court for such purpose.

     8.02 Waiver. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.

     8.03 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned without the consent of the parties, except by Burlington to Cold Spring Capital, LTD. (CSC) and only of CSC represents and warrants, knowing that the Company is relying thereon, that CSC (i) is a broker-dealer duly registered with the Securities and Exchange Commission and various state securities agencies, and
(ii) is a member firm of the National Association of Securities Dealers, Inc. in good standing and that the principals associated with the engagement have not material changed.

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     8.04 Survival.  The representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect and will survive any termination of this Agreement.

     8.05 Notices. All notices required or permitted under this Agreement shall be in writing and shall be sent by certified or registered first class mail, return receipt requested, or shall be personally delivered, or sent by an overnight delivery service such as Federal Express, or shall be transmitted by telefax (provided such telefax message is confirmed by telephonic acknowledgment of receipt or by sending via other authorized means a confirmation copy of such notice) addressed to the parties at their respective last known business addresses. Notice will be deemed complete upon receipt.

     8.06 Entire Agreement. This Agreement constitutes the entire understanding of the parties to its subject matter, and supersedes any and all prior agreements or understandings, oral or written. This Agreement may not be changed except through a written instrument signed by the parties.

     Burlington looks forward to working closely with you to develop the great potential of the Company. Please indicate your consent to the foregoing terms and conditions by signing and returning a duplicate copy of this letter.

                                    Sincerely yours,

                                    BURLINGTON CAPITAL MARKETS, INC.

                                    By:   /s/
                                          Chairman and Chief Executive Officer

AGREED:

VIRAL GENETICS, INC.

By:  /s/ Haig Keledjian
      Chairman and Chief Executive Officer

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                                                                       EXHIBIT A





                                    November 1, 2001



Burlington Capital Markets, Inc.
40 Wall Street - 59th Fl.
New York, New York 10005


      Attention:  Chairman and Chief Executive Officer

Dear Sir:

     In connection with your engagement pursuant to our letter agreement of even date herewith (the "Engagement"), we agree to indemnify and hold harmless Burlington Capital Markets, Inc. ("Burlington" or "you"), Cold Spring Capital, LTD., and its affiliates, the respective directors, offices, partners, agents and employees of Burlington, Cold Spring Capital or any of its affiliates (collectively "Indemnified Persons"), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "Losses") (A) related to or arising out of (i) our actions or failure to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failure to act by any Indemnified Persons with our consent or in reliance on our actions or failure to act, or (B) otherwise related to or arising out of the Engagement or your performance thereof, except that this clause (B) shall not apply to any Losses that are finally judicially determined to have resulted primarily from your bad faith or gross negligence or breach of this agreement. If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by you from us in connection with the Engagement. Relative benefits to us, on the one hand, and you, on the other hand, with respect to the Engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by us or our security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the Engagement bears to (ii) all fees paid or proposed to be paid to you by us in connection with the Engagement.

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     We will  reimburse  each  Indemnified  Person for all  expenses  (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding ("Action") referred to above (or enforcing this agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you. We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising there from. In the event we are considering entering into one or a series of transactions involving a merger or other business combination or a dissolution or liquidation of all or a significant portion of our assets, we shall promptly notify you in writing. If requested by you, we shall then establish alternative means of providing for our obligations set forth herein on terms and conditions reasonably satisfactory to you.

     If multiple claims are brought against you in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, we agree that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for. Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Solely for the purpose of enforcing this agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim, which is subject to this agreement, is brought by or against any Indemnified Person. We acknowledge that in connection with the Engagement you are acting as an independent contractor with duties owing solely to us.

     The provisions of this agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement. This agreement and any other agreements relating to the Engagement shall be under seal, governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

                                    Very truly yours,

                                    VIRAL GENETICS, INC.

                                    By:  /s/ Haig Keledjian
                                          Chairman and Chief Executive Officer


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